Exhibit 99.1

JAKKS Responds to Oaktree's Conditional Non-Binding Expression of Interest

MALIBU, Calif.--(BUSINESS WIRE)--September 14, 2011--In response to a letter to JAKKS Pacific, Inc. (the "Company") from Oaktree Capital Management, L.P. ("Oaktree") dated September 13, 2011, the Company sent the following letter to Oaktree:

September 14, 2011

VIA E-MAIL AND FEDERAL EXPRESS

Mr. Matthew Wilson
Mr. B. James Ford
Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th floor
Los Angeles, CA 90071

Gentlemen:

I am writing to acknowledge receipt last evening of your letter dated September 13, 2011 expressing your interest in acquiring JAKKS Pacific, Inc. (“JAKKS” or the “Company”), which I have shared with our Board of Directors.

We note that your letter remains a conditional non-binding indication of interest, subject to the completion of both financial and legal due diligence and your receipt of the financing necessary to complete the transaction. The Board of Directors is acutely aware of its fiduciary duties, and will carefully consider your indication of interest with the advice of the Company's independent financial and legal advisors, Rothschild Inc. and Skadden, Arps, Slate, Meagher & Flom LLP, and will continue to act in the best interests of the Company and its shareholders.

I will advise you after the Board has had an opportunity to review and consider your expression of interest.

Sincerely,

/s/ STEPHEN G. BERMAN
Stephen G. Berman
Chief Executive Officer, President, Secretary and Director

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. (NASDAQ: JAKK) is a leading designer and marketer of toys and consumer products, with a wide range of products that feature some of the most popular brands and children's toy licenses in the world. JAKKS’ diverse portfolio includes Action Figures, Electronics, Dolls, Dress-Up, Role Play, Halloween Costumes, Kids Furniture, Vehicles, Plush, Art Activity Kits, Seasonal Products, Infant/Pre-School, Construction Toys and Pet Toys sold under various proprietary brands including JAKKS Pacific®, Creative Designs International™, Road Champs®, Funnoodle®, JAKKS Pets™, Plug It In & Play TV Games™, Kids Only!™, Tollytots® and Disguise™. JAKKS is an award-winning licensee of several hundred nationally and internationally known trademarks including Disney®, Nickelodeon®, Warner Bros.®, Ultimate Fighting Championship®, Hello Kitty®, Graco®, Cabbage Patch Kids® and Pokémon®. www.jakks.com

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS' products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and difficulties with integrating acquired businesses. The forward-looking statements contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

Additional Information

JAKKS Pacific, Inc. (the “Company”), its directors and certain of its officers may be deemed to be participants in any solicitation by the Company of proxies from stockholders in connection with Oaktree's indication of interest. In the event of any proxy solicitation by the Company in connection with Oaktree's indication of interest, the Company plans to file a proxy statement (the "Proxy Statement") with the Securities and Exchange Commission (the “SEC”). Information regarding the names of the Company’s directors and other participants in the solicitation and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement relating to its 2011 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and the Company’s website at http://www.jakks.com. Additional information regarding the interests of such potential participants will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with any solicitation by the Company relating to Oaktree's indication of interest. In such event, promptly after filing its definitive Proxy Statement with the SEC, the Company will mail the definitive Proxy Statement and a form of proxy card to each stockholder entitled to deliver a proxy in connection therewith.

WE URGE INVESTORS TO READ THE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with Oaktree's indication of interest at the SEC’s website at http://www.sec.gov, at the Company’s website at http://www.jakks.com.

CONTACT:
JAKKS Pacific, Inc.
Joel Bennett, 310-455-6210